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                                                                   EXHIBIT 10.17


                            SECOND AMENDMENT TO LEASE
                          (6020 CORNERSTONE COURT WEST)

        THIS SECOND AMENDMENT TO LEASE ("Amendment") is made and entered into as of the 13 day of April , 1998, by and between W9/PC REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("LANDLORD"), and HNC SOFTWARE, INC., a Delaware corporation ("TENANT").

                                    RECITALS:

        A. Williams Properties I, LLC and Williams Properties II, LLC ("ORIGINAL LANDLORD") and Tenant entered into that certain Lease Agreement dated as of June 17, 1996 (the "ORIGINAL LEASE") as amended by that certain First Amendment to Lease dated as of October 28, 1997, by and between Original Landlord and Tenant ("FIRST AMENDMENT"), whereby Original Landlord leased to Tenant and Tenant leased from Original Landlord certain office space located in that certain building located and addressed at 6020 Cornerstone Court West in San Diego, California (the "BUILDING"). The Original Lease, as amended by the First Amendment, is referred to herein as the "LEASE." Landlord is the successor-in-interest to Original Landlord.

        B. By this Amendment, Landlord and Tenant desire to expand the Existing Premises (as defined below) and to otherwise modify the Lease as provided herein.

        C. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

                                   AGREEMENT:

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1. The Existing Premises. Landlord and Tenant hereby agree that pursuant to the Lease, Landlord currently leases to Tenant and Tenant currently leases from Landlord that certain office space in the Building containing 31,699 rentable square feet located on the second and third floors of the Building (the "EXISTING PREMISES"), as more particularly described in the Lease.

        2. Expansion of the Existing Premises. That certain space located on the first floor of the Building outlined on the floor plan attached hereto as Exhibit "A" and made a part hereof, is referred to herein as the "EXPANSION SPACE." Landlord and Tenant hereby stipulate that the Expansion Space contains 2,903 rentable square feet. Effective as of the Expansion Commencement Date (as that term is defined in the Tenant Improvement Agreement attached hereto as Exhibit "B" and incorporated herein by reference), Tenant shall lease from Landlord and Landlord shall lease to Tenant the Expansion Space. Accordingly, effective upon the


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Expansion Commencement Date, the Existing Premises shall be increased to include the Expansion Space. Landlord and Tenant hereby agree that such addition of the Expansion Space to the Existing Premises shall, effective as of the Expansion Commencement Date, increase the number of rentable square feet leased by Tenant in the Building to a total of 34,602 rentable square feet. Effective as of the Expansion Commencement Date, all references to the "Premises" shall mean and refer to the Existing Premises as expanded by the Expansion Space.

        3. Term and Basic Rent for the Expansion Space. The Term for Tenant's lease of the Expansion Space ("EXPANSION SPACE TERM") shall commence on the Expansion Commencement Date and shall expire co-terminously with Tenant's lease of the Existing Premises, which the parties agree is July 31, 2003. During the Expansion Space Term, Tenant shall pay in accordance with the provisions of the Lease, Basic Rent for the Expansion Space in an amount equal to $4,209.35 per month (net of utilities, as Tenant separately pays for the utilities to the Premises in accordance with Article 8 of the Lease), which amount shall be increased on each anniversary of the commencement of the Expansion Space Term by an amount equal to four percent (4%) of the then-applicable Basic Rent for the Expansion Space.

        4. Tenant's Pro Rata Share. Notwithstanding anything to the contrary in the Lease, during the Expansion Space Term, Tenant's Pro Rata Share of any Excess Direct Operating Expenses for the Expansion Space only shall be 6.7% and the Initial Direct Operating Expenses for the Expansion Space only shall be the Direct Operating Expenses for calendar year 1998.

        5. Tenant Improvements. Improvements in the Expansion Space shall be installed and constructed in accordance with the terms of the Tenant Improvement Agreement attached hereto as Exhibit "B" and made a part hereof.

        6. Notice of Lease Term Dates. Landlord may deliver to Tenant a commencement letter in a form substantially similar to that attached hereto as Exhibit "C" and made a part hereof at any time after the Expansion Commencement Date. Tenant agrees to execute and return to Landlord said commencement letter within five (5) days after Tenant's receipt thereof.

        7. Brokers. Each party represents and warrants to the other that no broker, agent or finder negotiated or was instrumental in negotiating or consummating this Amendment, except for The Irving Hughes Group, Inc. ("BROKER"). Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder's fee by any person or entity (other than Broker) who claims or alleges that they were retained or engaged by the indemnifying party or at the request of such party in connection with this Amendment.

        8. Defaults. Tenant hereby represents and warrants to Landlord that, as of the date of this Amendment, Tenant is in full compliance with all terms, covenants and conditions of the Lease and that there are no breaches or defaults under the Lease by Landlord or Tenant, and that Tenant knows of no events or circumstances which, given the passage of time, would constitute a default under the Lease by either Landlord or Tenant.


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        9. Signing Authority. Concurrently with Tenant's execution of this
Amendment, Tenant shall provide to Landlord a copy of a resolution of Tenant's board of directors authorizing the execution of this Amendment, which resolution shall be duly certified by the secretary or an assistant secretary of Tenant to be a true copy of a resolution duly adopted by Tenant's board of directors and shall be in the form of Exhibit "D" or in some other form reasonably acceptable to Landlord. In the event Tenant fails to comply with the requirements set forth in this Section 9, then each individual executing this Amendment shall be personally liable for all of Tenant's obligations in the Lease.

        10. Waiver of Jury Trial. Each party hereby waives any right to trial by jury in any action seeking specific performance of any provision of the Lease, for damages for any breach under the Lease, or otherwise for enforcement of any right or remedy under the Lease.

        11. No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall apply with respect to the Expansion Space and shall remain unmodified and in full force and effect. All references to the "Lease" shall refer to the Lease as amended by this Amendment.


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IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

                                     "Landlord":

                                     W9/PC REAL ESTATE LIMITED
                                     PARTNERSHIP, a Delaware limited partnership


                                     By: W9/PC, INC., Delaware corporation,
                                         general partner

                                     By: /s/ Brad R. Baker
                                         ---------------------------------------
                                     Print Name: Brad R. Baker
                                                 -------------------------------
                                          Title: Senior Vice President
                                                 -------------------------------

                                     By:
                                         ---------------------------------------
                                     Print Name:
                                                 -------------------------------
                                          Title:
                                                 -------------------------------


                                     "Tenant":

                                     HNC SOFTWARE INC.,
                                     a Delaware corporation


                                     By:  /s/ Raymond V. Thomas
                                          --------------------------------------
                                     Print Name:  Raymond V. Thomas
                                                  ------------------------------
                                          Title:  Chief Financial Officer
                                                  ------------------------------

                                     By:  /s/ Hugh Gerfin
                                          --------------------------------------
                                     Print Name:  Hugh Gerfin
                                                  ------------------------------
                                     Title:       Controller
                                                  ------------------------------


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                                   EXHIBIT "B"

                          TENANT IMPROVEMENT AGREEMENT

1. Tenant shall, at Tenant's sole cost and expense (but subject to partial reimbursement by Landlord pursuant to Paragraph 5 below), construct improvements to the Expansion Space (the "Tenant Improvements") in accordance with plans and specifications approved in writing by Landlord. Within ten (10) days following the full execution of the Lease, Tenant shall provide to Landlord preliminary plans for the Tenant Improvements prepared by Jackson & Bryan ("Tenant's Space Planner"). Within five (5) business days following Landlord's receipt of such preliminary plans, Landlord shall notify Tenant of any required changes to the preliminary plans as may be reasonably required by Landlord. Landlord's failure to so notify Tenant of any such required changes to the preliminary plans within said five (5) day period shall be deemed to constitute Landlord's disapproval thereof. Tenant shall revise the preliminary plans in accordance with Landlord's comments and deliver the same to Landlord within ten (10) days of Tenants receipt of Landlord's comments. The foregoing procedure shall continue until Landlord has approved of the preliminary plans. Within fourteen (14) days following Landlord's approval of the preliminary plans, Tenant shall provide to Landlord working drawings prepared by Tenant's Space Planner and other appropriate consultants for the Tenant's Improvements based upon and conforming with the preliminary plans. Within five (5) business days of Landlord's receipt of such working drawings, Landlord shall notify Tenant of any changes to the working drawings as may be reasonably required by Landlord. Landlord's failure to so notify Tenant of any such required changes to the working drawings within said five (5) day period shall be deemed to constitute Landlord's disapproval thereof. Tenant shall revise the working drawings in accordance with Landlord's comments and deliver the same to Landlord within ten (10) days of Tenant's receipt of Landlord's comments. The foregoing procedure shall continue until Landlord has approved the working drawings. Tenant shall, at its sole cost and expense, be responsible for obtaining all permits and approvals from governmental authorities necessary for the construction of the Tenant Improvements and shall submit copies thereof to Landlord prior to commencement of construction. Landlord's review and approval of the plans and specifications for the Tenant Improvements shall create no liability or responsibility on the part of Landlord for the completeness of such plans or their design sufficiency or compliance with Laws.

2. Except for Landlord's reimbursement pursuant to Paragraph 5 below, Landlord shall not be responsible for any costs associated with Tenant's construction of the Tenant Improvements and Tenant acknowledges that Tenant is accepting the Expansion Space in its "as-is" and "where-is" state, subject to Landlord's obligations under the Lease.

3. No work of any kind shall be commenced and no building or other material shall be delivered until (i) Landlord has approved the plans and specifications for the Tenant Improvements, (ii) copies of all permits for the construction of Tenant Improvements have been delivered to Landlord and (iii) at least five (5) business days after written notice has been given by Tenant to Landlord of the commencement of such work or the delivery of such materials.


                              EXHIBIT "B" - Page 1
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4. The improvements shall be constructed, and all work performed on the
Expansion Space, shall be in accordance with all laws. All work performed on the Expansion Space shall be done in a good, workmanlike and lien free manner and only with new materials of good quality and high standards. All work required in the construction of the Tenant Improvements shall be performed only by competent contractors duly licensed as such under the laws of the State of California. Tenant shall enter into a construction contract approved by Landlord (which approval shall not be unreasonably withheld or delayed) with the selected contractor to construct the Tenant Improvements, which contract will name Landlord as a third party beneficiary and permit an assignment to Landlord, at Landlord's election, upon a default by Tenant under the Lease. Landlord approves of Prevost Construction as the contractor.

5. Landlord agrees to contribute the sum ("CONSTRUCTION ALLOWANCE") of up to Twenty-One Thousand Seven Hundred Seventy-Two and 50/00 Dollars ($21,772.50) toward the cost of the Tenant Improvements and payment of Landlord's agent's construction management fee of 5% of the hard construction costs for the Tenant Improvements. Landlord shall only be obligated to make disbursements from the Construction Allowance to the extent costs are incurred by Tenant for the design and construction of Tenant Improvements. If the cost of the Tenant Improvements does not exceed the Construction Allowance, Landlord shall retain the difference. Provided Tenant is not in material under the Lease (and no circumstance exists that would, with notice or lapse of time, or both, constitute a default under the Lease), Landlord shall disburse the Construction Allowance, or the applicable portion thereof, only when Landlord has received the following:

(a) Tenant has delivered to Landlord a draw request ("DRAW REQUEST") specifying that the Tenant Improvements have been completed, together with invoices, receipts and bills evidencing the costs and expenses set forth in such Draw Request and unconditional lien releases from the contractor and all relevant subcontractors and materialmen;

(b) Landlord or Landlord's construction representative has inspected the Tenant Improvements and determined that the Tenant Improvements have been completed in a good and workmanlike manner.

(c) If applicable, a final or temporary certificate of occupancy for the Expansion Space (if a temporary certificate, the conditions set forth therein shall be satisfactory to Landlord in its reasonable judgment) has been issued by the appropriate governmental body;

(d) If requested by Landlord, Tenant shall have delivered to Landlord one set of reproducible "As Built" plans for the Tenant Improvements as prepared by Tenant's Space Planner and/or consultant;

(e)   No claim of lien shall be of record respecting the Tenant Improvements;
      and

(f) Copies of all building permits, indicating inspection and approval of the Expansion Space by the issuer of said permits.


                              EXHIBIT "B" - Page 2
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                                   EXHIBIT "C"
                           NOTICE OF LEASE TERM DATES

TO:   ____________________________________               DATE: ___________, 199_
      ____________________________________

      Attention: _________________________

RE:   ________ Amendment dated ___________, 199__between
      __________________________ ("LANDLORD"), and _____________________________
      a _________________________ ("Tenant"), concerning Suite ____ (the
      "EXPANSION SPACE"), located at  _____________, California.

Dear Mr. [or Ms.] ________________:

      In accordance with the ______ Amendment, Landlord wishes to advise and/or confirm the following:

      1. That the Tenant is in possession of the Expansion Space and acknowledges that under the provisions of the Amendment, the Expansion Space Term commenced as of ________, 199_ and shall expire on ______________________ .

      2. That in accordance with the ________ Amendment, Basic Rent for the Expansion Space Term commenced to accrue on ________, 199_.


AGREED AND ACCEPTED:

TENANT:

____________________________________,

a __________________________________

By:_________________________________

Print Name:_________________________

       Its:_________________________

By:_________________________________

Print Name:_________________________

       Its:_________________________


                              EXHIBIT "C" - Page 1
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                                   EXHIBIT "D"
                                CERTIFIED COPY OF
                         BOARD OF DIRECTORS RESOLUTIONS
                                       OF
                                HNC SOFTWARE INC.

        The undersigned, being the duly elected Corporate Secretary of HNC Software, Inc., a Delaware corporation ("CORPORATION"), hereby certifies that the following is a true, full and correct copy of the resolutions adopted by the Corporation by unanimous written consent in lieu of a special meeting of its Board of Directors, and that said resolutions have not been amended or revoked as of the date hereof.

        RESOLVED, that the Corporation, is hereby authorized to execute, deliver and fully perform that certain document entitled Second Amendment to Lease ("Amendment") by and between the Corporation and W9/PC Real Estate Limited Partnership, a Delaware limited partnership, for the lease of space at 6020 Cornerstone Court West.

        RESOLVED FURTHER, that the Corporation is hereby authorized and directed to make, execute and deliver any and all, consents, certificates, documents, instruments, amendments, confirmations, guarantees, papers or writings as may be required in connection with or in furtherance of the Amendment (collectively with the Amendment, the "Documents") or any transactions described therein, and to do any and all other acts necessary or desirable to effectuate the foregoing resolution.

        RESOLVED FURTHER, that the following officer acting together:___________ _________________ as ______________________________________________________ and
______________________________ as ______________ are authorized to execute and deliver the Documents on behalf of the Corporation, together with any other documents and/or instruments evidencing or ancillary to the Documents, and in such forms and on such terms as such officer(s) shall approve, the execution thereof to be conclusive evidence of such approval and to execute and deliver on behalf of the Corporation all other documents necessary to effectuate said transaction in conformance with these resolutions.

Date: ___________, 1998            _____________________________________________

                                   ________________________, Corporate Secretary


                              EXHIBIT "D" - Page 1